UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

AMENDMENT
TO
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2008
GFR PHARMACEUTICALS INC.
(Exact name of registrant as specified in its charter)

Nevada	000-27959	77-0517964
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

99 Yan Xiang Road, Biosep Building, Xi An, Shaan Xi Province, P. R. China	710054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (8629) 8339-9676
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement

Item 2.01	Completion of Acquisition of Assets

Pursuant to a stock purchase agreement (the “Purchase Agreement”), dated January 1, 2008, by and between New Century Scientific Investment Ltd. (“New Century”) (collectively with GFR Pharmaceuticals, Inc., the “Company”) and the holders of all 60,000,000 shares of the capital stock of Xi’an Jiaoda Bao Sai Bio-technology Co., Ltd (“Bao Sai”), the Company acquired 58,060,000 shares of its capital stock of Bao Sai, or 96.77% of its common stock, as of January 1, 2008. New Century is an indirect subsidiary of GFR Pharmaceuticals, Inc. by virtue of GFR 100% ownership of Xi’an Hua Long Yu Tian Ke Ji Shi Ye Co., Ltd., which, in turn, owns approximately 95% of New Century.

On May 14, 2008, New Century and the Bao Sai stockholders (the “Shareholders”) entered into two supplemental agreements (collectively the “Supplemental Agreements”), attached hereto, in which the parties agreed on an aggregate purchase price of $4,500,211 (the “Purchase Price”) for 96.77% of the common stock of Bao Sai. The Purchase Agreement set forth that the purchase price of the 58,060,000 shares would equal Bao Sai’s net asset value based on Bao Sai’s audited financial statements for the fiscal year ended December 31, 2007 prepared in accordance with Generally Accepted Accounting Principals. The net asset value was $4,650,420.

Pursuant to the Supplemental Agreements, the Company will pay an aggregate purchase price of RMB 15,873,030 yuan to Xi’an Bio-sep Biological Filler Engineering Technology Co., Ltd. for 46.67% of the Bao Sai stock (28 million shares) in two installments. The Company will pay the first such installment of RMB 10 million yuan on or before June 30, 2008, and the second such installment of RMB 5,872,920 yuan on or before October 31, 2008. The Company will pay the other three shareholders an aggregate of RMB 17,040,832 yuan proportionately for their respective shares (collectively, 30,060,000 shares) on or before December 30, 2009. The Company will pay the Purchase Price out of New Century's retained earnings.

Bao Sai is engaged in research, development, manufacture and sale of biological separation medium products, which is technological know-how and devices engineered to separate and purify biological products and medicines. Separation medium products are used in the production of antibiotics, genetic recombinant medicine, bacterin production, the gene chip, diagnostic reagents and other biochemical products. Bao Sai’s principal office and manufacturing facility is located at 99 Yan Xiang Road, Biosep Building, Xi An, Shaan Xi Province, P. R. China. Bao Sai has approximately 50 employees.

Mr. Wang Li-An, one of the Company’s directors, is also a director of Bao Sai. Xi’an Bio-sep Biological Filling Engineering Technology Company, Ltd., which held 46.67% of Bao Sai’s common stock, is controlled by Mr. Guo Li An, who owns 38.03% of the Company. Mr. Guo Li Zheng, who is Guo Li An’s brother, owned 15.5% of the Bao Sai common stock prior to the closing of the transaction and no shares of the Company. Mr. Guo Li Zheng sold 12.27% of Bao Sai and retained 3.23%. Additionally, Mr. Zhao Yan Ding and Ms. Zhong Ya Li, the Company’s Chief Executive Officer and Chief Financial Officer, respectively, were officers of Bao Sai through the date of the Purchase Agreement.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(a) Financial Statements of Business Acquired

XI’ AN JIAODA BAO SAI BIO-TECHNOLOGY CO., LTD

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and stockholders of
Xi'an Jiaoda Bao Sai Bio-technology Co., Ltd

We have audited the accompanying consolidated balance sheets of Xi'an Jiaoda Bao Sai Bio-technology Co., Ltd and its subsidiaries (“the Company”) as of December 31, 2007 and 2006 and the related consolidated statements of operations and comprehensive income, cash flows and stockholders’ equity for the years ended December 31, 2007 and 2006. The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2007 and 2006 and the results of operations and cash flows for the years ended December 31, 2007 and 2006 and in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has incurred substantial losses, all of which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Zhong Yi (Hong Kong) C.P.A. Company Limited
Certified Public Accountants

Hong Kong, China
May 14, 2008

XI’ AN JIAODA BAO SAI BIO-TECHNOLOGY CO., LTD
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$539,790	$971,947
Accounts receivable, net	518,786	926,748
Notes receivable, net	2,368,745	-
Inventories, net	258,365	1,339,632
Amount due from related parties, net	743,887	82,368
Prepayment and other receivables, net	399,712	605,419

Total current assets	4,829,285	3,926,114

Non-current assets:
Property, plant and equipment, net	1,978,200	3,673,458
Intangible assets, net	154,515	804,458
Investment in unconsolidated affiliate	478,795	-
TOTAL ASSETS	$7,440,795	$8,404,030

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$884,939	$1,770,488
Note payable	410,172	-
Amount due to a stockholder	1,039,606	-
Other payables and accrued liabilities	455,658	448,202

Total liabilities	2,790,375	2,218,690

Minority interests	-	266,360

Commitments and contingencies

Stockholders’ equity:
Registered and paid-up capital	7,378,515	7,378,515
Statutory reserve	-	44,570
Accumulated other comprehensive income	578,729	259,125
Accumulated deficit	(3,306,824)	(1,763,230)

Total stockholders’ equity	4,650,420	5,918,980
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$7,440,795	$8,404,030

See accompanying notes to consolidated financial statements.

XI’ AN JIAODA BAO SAI BIO-TECHNOLOGY CO., LTD
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Years ended December 31,
	2007	2006

REVENUE, NET	$433,736	$332,548

COST OF REVENUE (exclusive from depreciation)	398,186	286,088
GROSS PROFIT	35,550	46,460

OPERATING EXPENSES:
Research and development	34,921	-
Depreciation and amortization	264,969	181,684
Impairment charge	406,571	-
General and administrative	300,700	475,107
Total operating expenses	1,007,161	656,791

LOSS FROM OPERATIONS	(971,611)	(610,331)

Other income (expenses):
(Loss) gain on disposal of property, plant and equipment	(764,143)	30,017
Other income	10,802	4,786
Interest income	4,488	4,758

LOSS FROM CONTINUING OPERATIONS	(1,720,464)	(570,770)

DISCONTINUED OPERATIONS:
Income (loss) from subsidiaries	1,665	(698,530)
Gain on disposal of a subsidiary	428,899	-

INCOME (LOSS) FROM DISCONTINUED OPERATIONS	430,564	(698,530)

Equity in net income of an unconsolidated affiliate	8,375	-

NET LOSS	$(1,281,525)	$(1,269,300)

Other comprehensive income:
- Foreign currency translation gain	319,604	162,762

COMPREHENSIVE LOSS	$(961,921)	$(1,106,538)

Net (loss) income per share – Basic and diluted
- From continuing operations	$(0.03)	$(0.01)
- From discontinued operations	$0.01	$(0.01)

Net loss per share – Basic and diluted	$(0.02)	$(0.02)

Weighted average number of shares outstanding during the year – Basic and diluted	60,000,000	53,178,082

See accompanying notes to consolidated financial statements.

XI’ AN JIAODA BAO SAI BIO-TECHNOLOGY CO., LTD
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2007	2006
Cash flows from operating activities:
Net loss from continuing operations	$(1,712,089)	$(570,768)
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Research and development, non-cash	(67,431)	(110,909)
Impairment charge	406,571	-
Depreciation and amortization	264,969	181,684
Allowance for doubtful accounts	51,415	16
Inventories allowance	-	212,801
Loss (gain) on disposal of plant and equipment	764,143	(30,017)
Changes in operating assets and liabilities:
Accounts receivable, trade	(194,816)	113,958
Inventories	62,522	74,964
Amount due from related parties	(1,526,913)	-
Prepayment and other receivables	(195,322)	(88,862)
Accounts payable	325,335	(71,142)
Other payable and accrued liabilities	238,648	26,857
Net cash used in operating activities	(1,582,968)	(261,418)

Net cash provided by (used in) discontinued operations	607,187	(334,703)

Cash flows from investing activities:
Expenditure for construction in progress	(1,029,517)	(705,610)
Proceeds from disposal of property, plant and equipment	-	51,585
Net cash used in investing activities	(1,029,517)	(654,025)

Net cash used in discontinued operations	(95,982)	(613,535)

Cash flows from financing activities:
Advances from (repayment to) a stockholder	1,090,428	(774,719)
Advance to note payable	396,655	-
Proceeds from government subsidies	67,431	740,236
Additional contribution to registered capital	-	1,887,980
Net cash provided by financing activities	1,554,514	1,853,497

Net cash provided by discontinued operations	64,787	321,197

Effect of exchange rate changes on cash and cash equivalents	49,822	34,911

NET CHANGE IN CASH AND CASH EQUIVALENTS	(432,157)	345,924
CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR	971,947	626,023

CASH AND CASH EQUIVALENTS, END OF YEAR	$539,790	$971,947

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for income taxes	$-	$-
Cash paid for interest expenses	$-	$-

See accompanying notes to consolidated financial statements.

XI’ AN JIAODA BAO SAI BIO-TECHNOLOGY CO., LTD
CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED DECEMBER 31, 2007 AND 2006
(Currency expressed in United States Dollars (“US$”))

	Registered and paid-up capital	Statutory reserve	Accumulated other comprehensive income	Accumulated deficit	Total stockholder’s equity

Balance at January 1, 2006	$5,458,515	$44,570	$96,363	$(493,930)	$5,105,518
Net loss for the year	-	-	-	(1,269,300)	(1,269,300)
Contribution to registered capital	1,920,000	-	-	-	1,920,000
Foreign currency translation adjustment	-	-	166,370	-	162,762

Balance as of December 31, 2006	$7,378,515	$44,570	$262,733	$(1,763,230)	$5,918,980

Net loss for the year	-	-	-	(1,281,525)	(1,281,525)
Effect from the deconsolidation of a subsidiary	-	(44,570)	-	(262,069)	(306,639)
Foreign currency translation adjustment	-	-	319,604	-	319,604

Balance as of December 31, 2007	$7,378,515	$-	$578,729	$(3,306,824)	$4,650,420

See accompanying notes to consolidated financial statements.

1. ORGANIZATION AND BUSINESS BACKGROUND

Xi' an Jiaoda Bao Sai Bio-technology Co., Ltd (“Bao Sai”) was incorporated as a joint stock company in the People’s Republic of China (“PRC”) on December 28, 2001 with its principal address in Xi An City, Shaan Xi Province, the PRC. The registered capital of Bao Sai was Renminbi Yuan (“RMB”) 45,000,000 (equivalent to $5,458,515) with 45,000,000 stocks issued at par value of RMB1 (equivalent to US $0.12 per share).

On June 15, 2006, the registered capital was approved to increase to $7,378,515 (RMB 60,000,000) by an injection of additional capital of $1,920,000 (RMB 15,000,000) by the new owner, Mr. Guo Lizheng and Mr. Wang Zhidong in the PRC.

Bao Sai is mainly engaged in research, development, manufacture and sale of biological separation medium (namely Sepharose) products, which is technological know-how and devices engineered to separate and purify biological products and medicines. Separation medium products are used in the production of antibiotics, genetic recombinant medicine, bacterin production, the gene chip, diagnostic reagents and other biochemical products.

Xi' an Bao Sai Medicine Co., Ltd. (“Medicine”) is a 75%-owned subsidiary of Bao Sai, which was registered as a limited liability company in the PRC on June 25, 2002 with its registered capital of $121,300 (RMB 1,000,000). Medicine is mainly engaged in wholesales trading of medicine products in PRC. On April 30, 2007, Medicine ceased and discontinued the operations in wholesales trading and leased out its business license for rental income.

Bao Sai has a 75% interest in Xi' an Bio-sep Natural Products Tech Co., Ltd (“Hua Yang”). Hua Yang was registered as a limited liability company in the PRC on October 8, 2005 with its registered capital of 1,213,003 (RMB 10,000,000). It is principally involved in extraction of chinese medicine. On September 3, 2007, the Company disposed of its 75% interest in Hua Yang for a consideration of $1,025,431 (equivalent to RMB 7,500,000).

All the customers are located in the PRC.

Bao Sai and its subsidiaries are hereinafter referred to as (the “Company”).

2. GOING CONCERN UNCERTAINTIES

These consolidated financial statements have been prepared assuming that the Company will continue as a going concern, which contemplates the realization of assets and the discharge of liabilities in the normal course of business for the foreseeable future.

As of December 31, 2007, the Company had incurred a net loss of $1,281,525 and an accumulated deficit of $3,306,824. Additionally, the Company has incurred losses over the past several years. The continuation of the Company is dependent upon the continuing financial support of stockholders and obtaining short-term and long-term financing, generating significant revenue and achieving profitability. The actions involve certain cost-saving initiatives and growing strategies, including rapid promotion and marketing of separation medium products in the PRC. As a result, the consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of the Company’s ability to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

● Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America.

● Use of estimates

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheets and revenues and expenses during the period reported. Actual results may differ from these estimates.

● Basis of consolidation

The consolidated financial statements include the financial statements of Bao Sai and its subsidiaries, Medicine and Hua Yang.

All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

As a result of the disposition of a 75% interest in Hua Yang during fiscal 2007, the results of Hua Yang are included in discontinued operations (see Note 3) from the effective date of disposal.

Investments in an unconsolidated affiliate over which the Company has significant influence are accounted for under the equity method of accounting whereby the investment is initially recorded at the cost of acquisition and adjusted to recognize the Company’s share in undistributed earnings or losses since acquisition. The Company’s share in the earnings or losses for its unconsolidated affiliate is reflected in equity share in income of unconsolidated affiliates. If the investment in an unconsolidated affiliate is reduced to a zero balance due to prior losses, the Company recognizes any further losses related to its share to the extent that any receivables, loans or advances to the unconsolidated affiliate are evaluated to be uncollectible.

● Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

● Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest. The Company extends unsecured credit to its customers in the ordinary course of business but mitigates the associated risks by performing credit checks and actively pursuing past due accounts. An allowance for doubtful accounts is established and determined based on managements’ assessment of known requirements, aging of receivables, payment history, the customer’s current credit worthiness and the economic environment. As of December 31, 2007 and 2006, an allowance for doubtful accounts of $15,222 and $122,261 are required.

● Allowance for doubtful accounts

The allowance for loan losses on small-balance receivables reflects management’s best estimate of probable losses determined principally on the basis of historical experience. For larger loans, including specific allowances for known troubled accounts. The Company maintains a general reserve for all losses and receivable at 0.05% of the balances.

● Inventories

Inventories are stated at the lower of cost or market (net realizable value), cost being determined on a weighted average method. Costs include material, labor and manufacturing overhead costs. The Company quarterly reviews historical sales activity to determine excess, slow moving items and potentially obsolete items and also evaluates the impact of any anticipated changes in future demand. The Company provides inventory allowances based on excess and obsolete inventories determined principally by customer demand. Reserves for inventory allowances were $348,865 and $862,988 as of December 31, 2007 and 2006, respectively.

● Property, plant and equipment, net

Property, plant and equipment are stated at cost less accumulated depreciation and accumulated impairment losses, if any. Depreciation is calculated on the straight-line basis over the following expected useful lives from the date on which they become fully operational and after taking into account their estimated residual values:

	Depreciable life	Residual value
Buildings	20 to 40 years	5%
Plant and machinery	5 to 15 years	5%
Motor vehicles	8 to 12 years	5%
Office equipment	5 to 8 years	5%

Expenditure for repairs and maintenance is expensed as incurred. When assets have retired or sold, the cost and related accumulated depreciation are removed from the accounts and any resulting gain or loss is recognized in the results of operations.

● Construction in progress

Construction in progress is stated at cost, which includes the cost of construction and other direct costs attributable to the expansion of buildings. No provision for depreciation is made on construction in progress until such time as the relevant assets are completed and put into operational use. Interest incurred during the period of construction has not been capitalized as such amounts are considered to be immaterial at this time. Construction in progress was completed in December 2007.

● Intangible asset

Intangible asset include technical know-how purchased from a third party. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), intangible assets with finite useful lives related to developed technology, customer lists, trade names and other intangibles are being amortized on a straight-line basis over the estimated useful life of the related asset.

Technical know-how is carried at cost less accumulated amortization and is amortized on a straight-line basis over its estimated useful lives of 10 years beginning at the time it is granted.

● Land use right

All lands in the PRC are owned by the PRC government. The government in the PRC, according to the relevant PRC law, may sell the right to use the land for a specified period of time. Thus, all of the Company’s land purchases in the PRC are considered to be leasehold land and are stated at cost less accumulated amortization and any recognized impairment loss. Amortization is provided over the term of the land use right agreements on a straight-line basis, which is 50 years and they will expire in 2052.

Amortization expense totaled $6,556 and $6,241 for the years ended December 31, 2007 and 2006, respectively.

● Impairment of long-lived assets

In accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”, all long-lived assets such as property, plant and equipment, intangible asset and land use right held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is evaluated by a comparison of the carrying amount of assets to estimated discounted net cash flows expected to be generated by the assets. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amounts of the assets exceed the fair value of the assets. For the year ended December 31, 2007, the Company made an impairment charge of $406,571 to the technical know-how relating to the Extraction Business.

● Revenue recognition

In accordance with the SEC’s Staff Accounting Bulletin No. 104, Revenue Recognition, the Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred, the sales price is fixed or determinable, and collectibility is reasonably assured.

(a) Sales of products

Revenue is recognized when products are delivered to customers. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. In instances where products are configured to customer requirements, revenue is recorded upon the successful completion of the Company’s final test procedures and the customer’s acceptance.

The Company is subject to valued-added tax (“VAT”) under the PRC tax law which is levied on the majority of the products at the rate of 17% on the invoiced value of sales. Output VAT is borne by customers in addition to the invoiced value of sales and input VAT is borne by the subsidiaries in addition to the invoiced value of purchases to the extent not refunded for export sales.

(b) Interest income

Interest income is recognized on a time apportionment basis, taking into account the principal amounts outstanding and the interest rates applicable.

●	Advertising costs

The Company expenses advertising costs are accounted for in accordance with SOP 93-7, “Reporting for Advertising Costs”. No advertising expenses were incurred for the years ended December 31, 2007 and 2006.

●	Research and development costs

Research and development costs mainly related to labor cost incurred in the development of new products and manufacturing methods and are charged to expense as incurred. The Company incurred $102,352 and $142,331 for the years ended December 31, 2007 and 2006, respectively.

●	Government subsidy

Government subsidy represents subsidy from the local government for assisting the Company in research and development of products of innovative nature. All costs incurred in the research and development of new technology and products under these subsidy plans are recorded as reductions of the related expense in the period which they are presented. For the years ended December 31, 2007 and 2006, the Company received $67,431 and $740,236 from local government, respectively.

●	Retirement plan costs

Contributions to retirement schemes (which are defined contribution plans) are charged to general and administrative expenses in the consolidated statements of operations and comprehensive income as and when the related employee service is provided.

●	Income taxes

The Company accounts for income tax using SFAS No. 109 “Accounting for Income Taxes”, which requires the asset and liability approach for financial accounting and reporting for income taxes. Under this approach, deferred income taxes are provided for the estimated future tax effects attributable to temporary differences between financial statement carrying amounts of assets and liabilities and their respective tax bases, and for the expected future tax benefits from loss carry-forwards and provisions, if any. Deferred tax assets and liabilities are measured using the enacted tax rates expected in the years of recovery or reversal and the effect from a change in tax rates is recognized in the statements of operations and comprehensive income in the period of enactment. A valuation allowance is provided to reduce the amount of deferred tax assets if it is considered more likely than not that some portion of, or all of the deferred tax assets will not be realized.

The Company also adopts the provisions of the Financial Accounting Standards Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”). FIN 48 prescribes a recognition threshold and measurement process for recording in the financial statements uncertain tax positions taken or expected to be taken in a tax return. FIN 48 also provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosures and transitions. The adoption of FIN 48 did not have a significant impact on the Company’s consolidated financial statements.

The Company conducts major businesses in the PRC and is subject to tax in this jurisdiction. As a result of its business activities, the Company files tax returns that are subject to examination by the foreign tax authority.

●	Comprehensive income

SFAS No. 130, “Reporting Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during the period from non-owner sources. Accumulated comprehensive income consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

●	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is the United States dollar ("US$"). The Company's subsidiaries in the PRC, Medicine and Hua Yang maintain their books and records in its local currency, the Renminbi Yuan (“RMB”), which is functional currency as being the primary currency of the economic environment in which these entities operate.

In general, for consolidation purposes, assets and liabilities of its subsidiaries whose functional currency is not US$ are translated into US$, in accordance with SFAS No 52. “Foreign Currency Translation”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiaries are recorded as a separate component of accumulated other comprehensive income within the statement of stockholders’ equity.

Translation of amounts from RMB into US$ has been made at the following exchange rates for the respective period:

	2007	2006

Months end RMB:US$ exchange rate	7.314	7.813
Average monthly RMB:US$ exchange rate	7.563	7.945

●	Related parties

Parties, which can be a corporation or individual, are considered to be related if the Company has the ability, directly or indirectly, to control the other party or exercise significant influence over the other party in making financial and operating decisions. Companies are also considered to be related if they are subject to common control or common significant influence.

●	Segment reporting

SFAS No. 131 “Disclosures about Segments of an Enterprise and Related Information” establishes standards for reporting information about operating segments on a basis consistent with the Company’s internal organization structure as well as information about geographical areas, business segments and major customers in the financial statements. The Company operates in two reportable segments in the PRC.

●	Fair value of financial instruments

The Company values its financial instruments as required by Statement of Financial Accounting Standard (SFAS) No. 107, “Disclosures about Fair Value of Financial Instruments”. The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. The estimates presented herein are not necessarily indicative of amounts that the Company could realize in a current market exchange.

The Company’s financial instruments primarily consist of cash and cash equivalents, accounts receivable, notes receivable, amount due from (to) related parties, prepayments and other receivable, accounts payable, note payable, other payables and accrued liabilities.

As of the balance sheet date, the estimated fair values of the financial instruments were not materially different from their carrying values as presented due to the short term maturities of these instruments and that the interest rates on the borrowings approximate those that would have been available for loans of similar remaining maturity and risk profile at respective period ends.

●	Recent accounting pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements" ("SFAS No. 157"). SFAS No. 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles ("GAAP"), and expands disclosures about fair value measurements. This statement applies under other accounting pronouncements that require or permit fair value measurement where the FASB has previously determined that under those pronouncements fair value is the appropriate measurement. This statement does not require any new fair value measurements but may require companies to change current practice. This statement is effective for those fiscal years beginning after November 15, 2007 and to the interim periods within those fiscal years. The Company believes that SFAS No. 157 should not have a material impact on the consolidated financial position or results of operations

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities" ("SFAS No. 159"). SFAS No. 159 permits entities to choose to measure, on an item-by-item basis, specified financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected are required to be reported in earnings at each reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007, the provisions of which are required to be applied prospectively. The Company believes that SFAS 159 should not have a material impact on the consolidated financial position or results of operations.

In December 2007, the FASB issued SFAS No. 141 (Revised 2007), "Business Combinations" ("SFAS No. 141R"). SFAS No. 141R will change the accounting for business combinations. Under SFAS No. 141R, an acquiring entity will be required to recognize all the assets acquired and liabilities assumed in a transaction at the acquisition-date fair value with limited exceptions. SFAS No. 141R will change the accounting treatment and disclosure for certain specific items in a business combination. SFAS No. 141R applies prospectively to business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2008. Accordingly, any business combinations the Company engages in will be recorded and disclosed following existing GAAP until January 1, 2009. The Company expects SFAS No. 141R will have an impact on accounting for business combinations once adopted but the effect is dependent upon acquisitions at that time. The Company is still assessing the impact of this pronouncement.

In December 2007, the FASB issued SFAS No. 160, "Noncontrolling Interests in Consolidated Financial Statements—An Amendment of ARB No. 51, or SFAS No. 160" ("SFAS No. 160"). SFAS No. 160 establishes new accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS No. 160 is effective for fiscal years beginning on or after December 15, 2008. The Company believes that SFAS 160 should not have a material impact on the consolidated financial position or results of operations.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities" ("SFAS No. 161"). SFAS No. 161 requires companies with derivative instruments to disclose information that should enable financial-statement users to understand how and why a company uses derivative instruments, how derivative instruments and related hedged items are accounted for under FASB Statement No. 133 "Accounting for Derivative Instruments and Hedging Activities" and how derivative instruments and related hedged items affect a company's financial position, financial performance and cash flows. SFAS No. 161 is effective for financial statements issued for fiscal years and interim periods beginning after November 15, 2008. The adoption of this statement is not expected to have a material effect on the Company's future financial position or results of operations.

4.	DISCONTINUED OPERATIONS

On September 3, 2007, the Company entered into an agreement to sell its wholly-owned subsidiary, Hua Yang, which is engaged in manufacture and sale of biological products, effective September 3, 2007. The sale closed on September 30, 2007 and the Company recognized a gain on disposal of subsidiary of $428,899, representing the excess of purchase consideration received at closing over the book value of assets sold. As of December 31, 2007, the Company has not collected the purchase price consideration of RMB7,500,000 (approximately $1,025,431) and recorded as notes receivable in Note 7.

Total revenues related to the discontinued operations were $314,361 and $435,359 for the years ended December 31, 2007 and 2006, respectively. There were no assets or liabilities of Hua Yang in the consolidated balance sheets as of December 31, 2007 and the results of operations have been reclassified as income from discontinued operations in the consolidated statements of operations for all dates and periods presented.

5.	INVESTMENT IN UNCONSOLIDATED AFFILIATE

On May 1, 2007, Medicine discontinued and ceased the operations in wholesales trading. Medicine then entered into an agreement to lease its business license in medicine dispensing to a third party in the PRC. In exchange, Medicine will receive an aggregate rental income of RMB158,333 (approximately $20,935) for a term of 19 months.

Effective May 1, 2007, the Company has no significant influence over the management of Medicine. The Company determined that Medicine’s financial statements were no longer consolidated into the Company and the investment in Medicine is accounted for under the equity method of accounting.

The operating result of Medicine (for the four months ended April 30, 2007) in the aggregate for the year ended December 31, 2007, which are reclassified as income from discontinued operations and included in the consolidated statement of operations of the Company, are as follows:

Revenue	$344,320

Cost of goods sold	(258,240)

Gross profit	86,080

Operating expenses	84,415

Income from operations	1,665

Net income	$1,665

As of December 31, 2007, the investment in an unconsolidated affiliate is stated as follows:-

Investment in Medicine at the date of acquisition	$102,537
Amount due from Medicine	1,221,095
Share of accumulated losses in Medicine	(846,502)
Equity in net income of an unconsolidated affiliate	1,665

Net investment	$478,795

As of December 31, 2007, a balance of $1,221,095 due from the subsidiary, Medicine, represented temporary advance from the Company which was unsecured and interest-free and had fixed term of repayment in 5 installments and is due in full, no later than 2012.

As of December 31, 2007, the future installments to be received are as follows:

Years ending December 31,	Approximately	Equal to RMB
2008	$136,724	1,000,000
2009	273,448	2,000,000
2010	273,448	2,000,000
2011	273,448	2,000,000
2012	264,027	1,931,093

Total:	$1,221,095	8,931,093

6.	ACCOUNTS RECEIVABLE, NET

The majority of the Company’s sales are on open credit terms and in accordance with terms specified in the contracts governing the relevant transactions.

	As of December 31,
	2007	2006

Accounts receivable, gross	$534,008	$1,049,009
Less: allowance for doubtful accounts	(15,222)	(122,261)

Accounts receivable, net	$518,786	$926,748

For the years ended December 31, 2007 and 2006, the Company recorded the allowance for doubtful accounts of $1,895 and $34,792.

7.	NOTES RECEIVABLE, NET

	As of December 31,
	2007	2006

Notes receivable, cost	$2,392,672	$-
Less: allowance for doubtful accounts	(23,927)	-

Notes receivable, net	$2,368,745	$-

On September 3, 2007, the Company disposed of its investment in 75% of Hua Yang for a cash consideration of $1,025,431 (equivalent to RMB7,500,000) and recognized a gain on disposal of $428,899. As of December 31, 2007, the balance was unsecured and interest-free and repayable in 4 installments due in full, no later than December 2008.

On December 10, 2007, the Company disposed of a building for a cash consideration of $1,367,241 (equivalent to RMB10,000,000) and recognized a loss on disposal of $764,143. As of December 31, 2007, the balance was unsecured and interest-free and repayable in 3 installments due in full, no later than December 2008.

For the years ended December 31, 2007 and 2006, the Company recorded the allowance for doubtful accounts of $23,138 and $0.

8.	INVENTORIES, NET

Inventories consisted of the followings:

	As of December 31,
	2007	2006

Raw materials	$127,953	$352,520
Work in process	3,990	11,768
Finished goods	475,287	1,838,332
	607,230	2,202,620
Less: inventory allowances	(348,865)	(862,988)

	$258,365	$1,339,632

For the years ended December 31, 2007 and 2006, the Company recorded the reserve for inventory allowances of $0 and $740,239.

9.	AMOUNT DUE FROM RELATED PARTIES

(a) Amount due from related companies

	As of December 31,
	2007	2006

Amount due from related parties, cost	$763,735	$-
Less: allowance for doubtful accounts	(19,848)	-

Amount due from related parties, net	$743,887	$-

As of December 31, 2007, a balance of $763,735 due from a former subsidiary of the Company, represented temporary advance from the Company which was unsecured, interest-free and had fixed term of repayment.

For the years ended December 31, 2007 and 2006, the Company recorded the allowance for doubtful accounts of $17,960 and $0.

(b) Amount due from (to) a stockholder

As of December 31, 2007, a balance of $1,039,606 due to a stockholder, Mr Lian Guo represented temporary advance to the Company which was unsecured, interest-free and repayable on demand.

As of December 31, 2006, a balance of $82,368 due from a stockholder, Mr Lian Guo represented advances from the Company which was unsecured, interest-free and has no fixed repayment term. The imputed interest on the amount due to a stockholder was not significant.

10.	PREPAYMENTS AND OTHER RECEIVABLES, NET

Prepayment and other receivables consisted of the followings:

	As of December 31,
	2007	2006

Deposits	$124,393	$193,110
Advances to employees	115,531	154,938
VAT receivable	18,089	65,829
Prepayment	3,622	353,039
Income tax receivable	1,987	1,860
Other receivables	139,889	-
	403,511	768,776
Less: allowance for doubtful accounts	(3,799)	(163,357)

Prepayment and other receivables, net	$399,712	$605,419

For the years ended December 31, 2007 and 2006, the Company recorded the allowance for doubtful accounts of $0 and $145,906.

11.	PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment, net, consisted of the following:

	As of December 31,
	2007	2006

Buildings	$1,593,536	$254,846
Plant and machinery	395,164	793,030
Motor vehicles	211,823	171,527
Office equipment	109,404	112,716
Construction in progress	-	2,488,590
Foreign translation difference	102,964	180,640
	2,412,891	4,001,349
Less: accumulated depreciation	(402,422)	(315,149)
Less: foreign translation difference	(32,269)	(12,742)

Property, plant and equipment, net	$1,978,200	$3,673,458

Depreciation expenses for the years ended December 31, 2007 and 2006 were $139,416 and $62,164, respectively.

12.	INTANGIBLE ASSETS, NET

	As of December 31,
	2007	2006

Technical know-how	$1,091,703	$1,091,703
Land use right	153,437	300,734
Foreign translation difference	154,863	76,907
	1,400,003	1,469,344
Less: accumulated amortization	(775,963)	(645,033)
Less: impairment charge	(406,571)	-
Less: foreign translation difference	(62,954)	(19,853)

Net book value	$154,515	$804,458

Amortization expenses for the years ended December 31, 2007 and 2006 were $125,553 and $119,520, respectively.

For the year ended December 31, 2007, the Company tested for recoverability of technical know-how relating to the Extraction Business and recognized an impairment charge of $406,571 accordingly.

13.	NOTE PAYABLE

As of December 31, 2007, a balance of $410,172 represented temporary advance from Shaanxi Zhai Hua Nuan Tong Zhileng Gongcheng Co., Ltd to the Company. Interest is charged at 10.46% per annum, payable monthly, with principle due December 20, 2008.

14.	OTHER PAYABLES AND ACCRUED LIABILITIES

Other payables and accrued liabilities consisted of the followings:

	As of December 31,
	2007	2006

Temporary advances	$231,671	$-
Welfare payable	73,308	125,385
Accrued expenses	53,743	285,134
Business tax payable	68,818	-
Customer deposits	7,903	9,444
Government levy payable	8,384	1,871
Salaries payable	11,831	20,308

Income tax payable	-	6,060

	$455,658	$448,202

As of December 31, 2007, a balance of $231,671 represented temporary advances to two independent parties, which was unsecured and interest-free with no fixed term of repayment.

15.	CAPITAL TRANSACTIONS

Xi' an Jiaoda Bao Sai Bio-technology Co., Ltd (“Bao Sai”) was incorporated as a joint stock company in the People’s Republic of China (“PRC”) on December 28, 2001. Its registered capital was Renminbi Yuan (“RMB”) 45,000,000 (equivalent to $5,458,515) with 45,000,000 stocks issued at par value of RMB1 (equivalent to US$0.12 per share).

On June 15, 2006, the registered capital was approved to increase to $7,378,515 (RMB60,000,000) by an injection of additional capital of $1,920,000 (RMB15,000,000) with 15,000,000 stocks issued at par value of RMB1 (equivalent to US$0.12 per share) by the new owner, Mr. Guo Lizheng and Mr. Wang Zhidong in the PRC.

As a result, the number of outstanding shares of the Company’s common stock was 60,000,000 shares.

16.	INCOME TAXES

All the Company’s subsidiaries are subject to the Corporate Income Tax governed by the Income Tax Law of the People’s Republic of China (the “PRC Income Tax”). Pursuant to the PRC Income Tax Laws, the Company is generally subject to corporate income tax (“CIT”) at a statutory rate of 33% (30% national income tax plus 3% local income tax). Since the Company operates as an “encouraged industry”, it is entitled to CIT at a preferential tax rate of 15% for the period from 2001 to 2010.

On March 16, 2007, the National People’s Congress approved the Corporate Income Tax Law of the People’s Republic of China (the “New CIT Law”). The new CIT Law, among other things, imposes a unified income tax rate of 25% for both domestic and foreign invested enterprises with effect from January 1, 2008. The Company is entitled to tax concession policy for an Advanced Technology Enterprise and its ultimate applicable effective tax rate in 2008 and beyond will depend on many factors, including but not limited to whether certain of its legal entity will be subject to a transitional policy under the Corporate Income Tax Law, whether the Company can continue to enjoy the unexpired tax holidays.

The Company was exempted from CIT due to cumulative tax losses for the years ended December 31, 2007 and 2006.

The reconciliation of income tax rate to the effective income tax rate based on income before income taxes stated in the statements of operations for the years ended December 31, 2007 and 2006 is as follows:

	Years ended December 31,
	2007	2006

Loss before income taxes	$(1,305,518)	$(1,269,300)
Statutory income tax rate	33%	33%
	(430,821)	(418,869)
Add: Items not subject to tax purpose
- Net operating losses carryforwards	430,821	418,869

Income tax expenses	$-	$-

As of December 31, 2007, the Company has approximately $3,219,127 of cumulative tax losses which can be carried forward indefinitely to offset future taxable income. The deferred tax assets of the Company consisted mainly of tax losses and for which a full valuation allowance has been provided, as the management believes it is more likely than not that these assets will not be realized in the future.

The following table sets forth the significant components of the aggregate net deferred tax assets of the Company as of December 31, 2007 and 2006:

	As of December 31,
	2007	2006

Deferred tax assets:
Net operating loss carry forwards	$1,062,312	$768,357
Less: valuation allowance	(1,062,312)	(768,357)

Net deferred tax assets	$-	$-

17.	SEGMENT REPORTING, GEOGRAPHICAL INFORMATION

The Company’s business units have been aggregated into two reportable segments, as defined by SFAS 131:

●
Wholesales Business – wholesale trading of medicine and pharmaceutical products from the manufacturers to the retailers. This segment business was discontinued on April 30, 2007 and restructured to the leasing operation of its wholesale business license.

●
Extraction Business – extraction of raw materials to medicine ingredients and distribution of extracted ingredients for medicine manufacturing uses. This segment previously included the operation from Hua Yang, which was sold in the third quarter of 2007. Its segment results were restated separately as discontinued operation for all periods presented.

The Company operates these segments in the PRC and all of the identifiable assets of the Company are located in the PRC during the period presented.

The accounting policies of the segments are the same as those described in the summary of significant accounting policies (see Note 3). The Company had no inter-segment sales for the years ended December 31, 2007 and 2006. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately based on the different technology and marketing strategies of each business unit for making internal operating decisions.

Summarized financial information concerning the Company’s reportable segments is shown in the following table for the years ended December 31, 2007 and 2006:

	Year ended December 31, 2007
	Wholesale Business	Extraction Business	Total

Operating revenues	$-	$433,736	$433,732
Cost of revenues	-	(398,186)	(398,186)
Gross profit	-	35,550	35,550
Depreciation and amortization	-	264,969	264,969
Loss from continuing operations	- 8,375	(1,729,021)	(1,720,464)
Income from discontinued operations	$1,665	$428,899	$430,564

Expenditure for long-lived assets	$532	$1,028,985	$-1,029,517

	Year ended December 31, 2006
	Wholesale Business	Extraction Business	Total

Operating revenues	$-	$332,548	$332,548
Cost of revenues	-	(286,088)	(286,088)
Gross profit	-	46,460	46,460
Depreciation and amortization	-	181,684	181,684
Loss from continuing operations	-	(570,770)	(570,770)
Loss from discontinued operations	$(613,312)	$(85,218)	$(698,530)

Expenditure for long-lived assets	$4,880	$700,730	$705,610

18.	CHINA CONTRIBUTION PLAN

Under the PRC Law, full-time employees of the Company and its subsidiaries are entitled to staff welfare benefits including medical care, welfare subsidies, unemployment insurance and pension benefits through a China government-mandated multi-employer defined contribution plan. The Company is required to accrue for these benefits based on certain percentages of the employees’ salaries. The total contributions made for such employee benefits were $20,709 and $17,687 for the years ended December 31, 2007 and 2006, respectively.

19.	STATUTORY RESERVES

Under the PRC Law, the Company and its subsidiaries are required to make appropriations at end of each calendar year to the statutory reserve based on after-tax net earnings and determined in accordance with generally accepted accounting principles of the People’s Republic of China (the “PRC GAAP”). Appropriation to the statutory reserve should be at least 10% of the after-tax net income until the reserve is equal to 50% of the registered capital. The statutory reserve is established for the purpose of providing employee facilities and other collective benefits to the employees and is non-distributable other than in liquidation.

No appropriation was made to the statutory reserve for the years ended December 31, 2007 and 2006 since all companies have generated an operating loss during the years.

20.	CONCENTRATION AND CREDIT RISK

(a)	Major customers

The following is a table summarizing the revenue from customers that individually represent greater than 10% of the total revenue for each of the years ended December 31, 2007 and 2006 and their outstanding balances at year-end date:

		Year ended December 31, 2007			December 31, 2007
Customers		Revenues	Percentage of revenues		Accounts receivable, trade

Customer A		$55,173	12%		$-
Customer B		53,113	12%		-
Customer C		296,642	67%		341,162

	Total:	$404,928	91%	Total:	$341,162

		Year ended December 31, 2006			December 31, 2006
Customers		Revenues	Percentage of revenues		Accounts receivable, trade

Customer A	Total:	$233,835	70%	Total:	$197,564

(b)	Major vendors

The following is a table summarizing the purchases from vendors that individually represent greater than 10% of the total purchases for each of the years ended December 31, 2007 and 2006 and their outstanding balances as at year-end date:

		Year ended December 31, 2007			December 31, 2007
Vendors		Purchases	Percentage of purchases		Accounts payable, trade

Vendor A	Total:	$330,544	93%	Total:	$526,424

		Year ended December 31, 2006			December 31, 2006
Vendors		Purchases	Percentage of purchases		Accounts payable, trade

Vendor A		$256,198	44%		$-
Vendor B		261,045	44%		186,469

	Total:	$517,243	88%	Total:	$186,469

(c)	Credit risks

Financial instruments that are potentially subject to credit risk consist principally of trade receivables. The Company believes the concentration of credit risk in its trade receivables is substantially mitigated by its ongoing credit evaluation process and relatively short collection terms. The Company does not generally require collateral from customers. The Company evaluates the need for an allowance for doubtful accounts based upon factors surrounding the credit risk of specific customers, historical trends and other information.

(d)	Interest rate risk

As the Company has no significant interest-bearing assets, the Company’s income and operating cash flows are substantially independent of changes in market interest rates.

The Company’s interest-rate risk arises from short-term and long-term borrowings. Borrowings issued at variable rates expose the Company to cash flow interest-rate risk. Borrowings issued at fixed rates expose the Company to fair value interest-rate risk. Company policy is to maintain approximately all of its borrowings in fixed rate instruments. At the year-end, all of borrowings were at fixed rates.

(e)	Exchange rate risk

The reporting currency of the Company is US$, to date the majority of the revenues and costs are denominated in RMB and a significant portion of the assets and liabilities are denominated in RMB. As a result, the Company is exposed to foreign exchange risk as its revenues and results of operations may be affected by fluctuations in the exchange rate between US$ and RMB. If the RMB depreciates against the US$, the value of the RMB revenues and assets as expressed in US$ financial statements will decline. The Company does not hold any derivative or other financial instruments that expose to substantial market risk.

21.	SUBSEQUENT EVENTS

On January 1, 2008, the Company entered into an Equity Purchase Agreement and a Complementary Agreement (the “Agreements”) with New Century Scientific Investment Ltd. (“New Century”), a indirect subsidiary of GFR Pharmaceuticals, Inc., a company organized under the laws of the State of Nevada and is a reporting issuer in the United States and has its shares listed on the NASD Over-the-Counter Bulletin Board under the symbol “GFRP”. Pursuant to the Agreements, New Century agreed to purchase 58,060,000 shares of the capital stock of the Company equity interest in the Company, equivalent to 96.77% of its total capital stock. The purchase price consideration for the Company will be equal to 96.77% of the net asset value of the Company determined by its audited financial statements for the fiscal year ended December 31, 2007 prepared in accordance with US Generally Accepted Accounting Principals. The Company expects the acquisition to close on or before April 30, 2008, pending the completion of the Company’s audited financial statements. The payment term of the purchase price, when established, will be made in two cash installments commencing in 2008, first to Xi’an Bio-sep Biological Filling Engineering Technology Company, Ltd., the owner of 28 million shares, or 46.67% of the Company, and the balance in 2009 to the other three selling owners, in amounts equal to their respective percentage of share ownership of the Company.

(b)	Pro Forma Financial Information

GFR PHARMACEUTICALS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2007

The following unaudited pro forma condensed combined consolidated balance sheet as of December 31, 2007 and the unaudited pro forma condensed combined consolidated statement of operations for the year ended December 31, 2007 are derived from the historical financial statements of GFRP and Bao Sai and have been prepared to give effect to GFRP’s acquisition of Bao Sai on January 1, 2008. The unaudited pro forma condensed combined consolidated balance sheet is presented as if the Acquisition had occurred as of the balance sheet date. The unaudited pro forma condensed combined consolidated statement of operations is presented as if the Acquisition had occurred on January 1, 2008.

The Acquisition has been accounted for under the purchase method of accounting which requires the total purchase price to be allocated to the assets acquired and liabilities assumed based on their estimated fair values. The excess purchase price of over the amounts assigned to tangible or intangible assets acquired and liabilities assumed is recognized as goodwill.

The following pro forma financial statements have been prepared for illustrative purposes only and do not purport to reflect the results the combined company may achieve in future periods or the historical results that would have been obtained. These unaudited pro forma condensed combined consolidated financial statements, including the notes hereto, should be read in conjunction with (i) the historical consolidated financial statements for GFRP included in its Form 10-KSB filed on April 4, 2008 and (ii) the historical financial statements of Bao Sai included as Exhibit 99.1 to GFRP’s Form 8-K dated March 28, 2008.

F- 1

GFR PHARMACEUTICALS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED BALANCE SHEET
AS OF DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Historical		Pro forma		Combined
	GFRP	Bao Sai	adjustments		Consolidated
	Consolidated	Consolidated	Amount	Ref	Pro forma
ASSETS
Current assets:
Cash and cash equivalents	$9,951	$539,790			$549,741
Accounts receivable, net	343,087	518,786			861,873
Inventories, net	-	258,365			258,365
Amount due from related parties	28,232	743,887			772,119
Notes receivable, net	-	2,368,745			2,368,745
Prepayments and other receivables, net	314,185	399,712			713,897

Total current assets	695,455	4,829,285			5,524,740

Non-current assets:
Property, plant and equipment, net	5,585,711	1,978,200			7,563,911
Intangible assets, net	-	154,515			154,515
Investment in unconsolidated affiliate	-	478,795			478,795

TOTAL ASSETS	$6,281,166	$7,440,795			$13,721,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable, trade	$-	$884,939			$884,939
Note payable	-	410,172			410,172
Income tax payable	214,570	-			214,570
Amount due to related parties	-	1,039,606			1,039,606
Other payables and accrued liabilities	59,675	455,658			515,333

Total current liabilities	274,245	2,790,375			3,064,620

Non-current liabilities:
Note payable, related parties	-	-	4,500,211	A	4,500,211

Total liabilities	274,245	2,790,375			7,564,831

Minority interest	328,605	-	150,209	A	478,814

Stockholders’ equity:
Common stock	42,080	7,378,515	(7,378,515)	B	42,080
Additional paid-in capital	3,712,120	-			3,712,120
Accumulated other comprehensive income	134,797	578,729	(578,729)	B	134,797
Statutory reserve	236,818	-			236,818
Retained earnings	1,552,501	(3,306,824)	3,306,824	B	1,552,501

Total stockholders’ equity	5,678,316	4,650,420			5,678,316

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$6,281,166	$7,440,795			$13,721,961

See accompanying notes to unaudited pro forma financial statements.

F- 2

GFR PHARMACEUTICALS INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA COMBINED CONSOLIDATED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007
(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Historical		Pro forma		Combined
	GFRP	Bao Sai	adjustments		Consolidated
	Consolidated	Consolidated	Amount	Ref	Pro forma

Revenue, net	$3,201,088	$433,736	-		$3,634,824

Cost of revenue	-	398,186	-		398,186

Gross profit	3,201,088	35,550			3,236,638

Operating expenses:
Depreciation	460,850	264,969	-		725,819
Research and development	-	34,921	-		34,921
General and administrative	633,110	707,271	-		1,340,381
Total operating expenses	1,093,960	1,007,161			2,101,121

Income (loss) from operations	2,107,128	(971,611)			1,135,517

Other income (expense):
Interest income	273	4,488	-		4,761
Other income	-	10,802	-		10,802
Loss on disposal of property	-	(764,143)	-		(764,143)
Interest expense	(78,370)	-	-		(78,370)
Total other expense	(78,097)	(748,853)			(826,950)

Income tax expenses	(780,300)	-	-		(780,300)
Minority interest	(78,717)	-	-		(78,717)

Income (loss) from continuing operations	1,170,014	(1,720,464)			(550,450)

Discontinued operations
Income from discontinued operations	-	1,665	-		1,665
Gain on disposal of a subsidiary	-	428,899	-		428,899

Income from discontinued operations	-	430,564			430,564

Net income from unconsolidated affiliate	-	8,375	-		8,375

NET INCOME	$1,170,014	$(1,281,525)			$(111,511)

Net income per share – Basic and diluted				C	$(0.00)

Weighted average number of shares outstanding – Basic and diluted					42,007,718

See accompanying notes to unaudited pro forma financial statements.

F- 3

NOTE 1 BASIS OF PRESENTATION

The unaudited pro forma combined consolidated balance sheet assumes that the purchase took place on December 31, 2007 and certain assets and liabilities of Bao Sai were acquired and assumed by the Company. Such financial statement combines the historical consolidated balance sheets of the Company and Bao Sai at December 31, 2007. The unaudited pro forma combined consolidated statements of operations assume that the purchase took place on January 1, 2007, and combine the historical statement of operations of the Company and Bao Sai for the year ended December 31, 2007.

There were no significant transactions on a combined basis between the acquired entities and the Company during the periods presented.

The following unaudited pro forma combined financial information was prepared using the purchase method of accounting as required by FASB Statement of Financial Accounting Standards No. 141, “Business Combinations”. The purchase price has been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of their respective fair values as of the date of acquisition. Any differences between the fair value of the consideration issued and the fair value of the assets and liabilities acquired will be recorded as goodwill.

NOTE 2 PRO FORMA ADJUSTMENTS

These unaudited pro forma combined consolidated financial statements reflect the following pro forma adjustments:

● Adjustment (A)

The following table summarizes the historical value of the assets acquired and liabilities assumed at the date of acquisition. The allocation of the purchase price consideration is presented as below:

Acquired assets:
Cash and cash equivalents	$539,790
Accounts receivable, trade	518,786
Inventories, net	258,365
Amount due from related parties	743,887
Notes receivables, nets	2,368,745
Prepayment and other receivables, net	399,712
Plant and equipment, net	1,978,200
Intangible assets, net	154,515
Investment in unconsolidated affiliate	478,795

Total assets acquired	$7,440,795

Less: liabilities assumed
Accounts payable, trade	(884,939)
Note payable	(410,172)
Amount due to related parties	(1,039,606)
Other payables and accrued liabilities	(455,658)

Total liabilities assumed	(2,790,375)

Less: minority interest	(150,209)

Purchase price	$4,500,211

F- 4

The purchase price is scheduled to be paid by the Company in two installments for a term of 2 years due December 31, 2009. The first installment will be paid to Xi’an Bio-sep Biological Filling Engineering Technology Company, Ltd., the former owner of 28 million shares, or 46.67% of Bao Sai by December 31, 2008. The second installment will be paid to the other three former owners, in amounts equal to their respective percentage of equity ownership in Bao Sai, ending December 31, 2009.

At the closing date, the purchase price consideration is payable are as follows:

Years ending December 31,	Approximately	Equal to RMB
2008	2,100,248	15,873,030
2009	2,399,963	17,040,832

Total:	$4,500,211	32,913,862

The consideration payable is unsecured and interest-free with fixed term of repayment in 2 installments and is due in full, no later than 2009.

● Adjustment (B)

To reflect (1) the elimination of the stockholders' equity accounts of Bao Sai, (2) the equity component of the purchase price, and (3) the purchase price allocation as reflected above in Note (A).

● Adjustment (C)

Pro forma basic loss per common share is computed by dividing the pro forma net loss applicable to common stockholders by the pro forma weighted average number of common shares assumed to be outstanding during the periods of computation. Pro forma diluted loss per common share is computed using the pro forma weighted average number of common shares and, if dilutive, potential common shares outstanding during the periods. During the pro forma periods presented, there were no additional potentially dilutive common shares (that is, resulting from the purchase transaction) that were excluded from pro forma diluted loss per common share because they were anti-dilutive.

F- 5

(c) Exhibits

10.1	Bao Sai Stock Purchase Agreement, dated January 1, 2008 (English translation) (1)
10.2	Bao Sai Stock Purchase Agreement (Chinese original) (1)
10.3	Supplemental Agreements to the Bao Sai Stock Purchase Agreement (English Translation)

(1)  Filed as an exhibit to the Company’s Form 8K filed March 28, 2008.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GFR Pharmaceuticals, Inc.

DATED: May 16, 2008	By:	/s/ Zhao Yan Ding
Zhao Yan Ding Chief Executive Officer